Seasons Series Trust
			Mid Cap Value
			Goldman Sachs Asset Management International
			P/E 31 September 2008



					Securities Purchased


Name of Issuer  			Intrepid Potash Inc

Title of Security			Intrepid Potash Inc

Date of First Offering			04/21/08

Amount of Total Offering		30,000,000

Unit Price				$32.00

Underwriting Spread or Commission	$1.920

Dollar Amount of Purchases		$9,600

Number of Shares Purchased		300

Years of Continuous Operation		3+

Percentage of Offering Purchased
by Portfolio				0.0010%

Percentage of Offering Purchased by
other Portfolios of the Trust and
other Investment Companies advised
by the Adviser or any Subadviser	0.1333%

Sum of (18) and (19)			8.0000%

Percentage of Portfolio Assets		0.0123%
Applied to Purchase

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Merrill Lynch Capital Services
					Inc


Name of Underwriters			Goldman, Sachs & Co.
(See prospectus attached)  		BMO Capital Markets
					Merrill Lynch
					Morgan Stanley Co. Inc NY
					Royal Bank of Canada